CERTIFICATE OF AMENDMENT

               TO THE ARTICLES OF INCORPORATION OF

                 CHEROKEE MINERALS AND OIL, INC.



          We, the undersigned, Joe Johnson, President, and Melinda Johnson, Secretary, of Cherokee Minerals and Oil, Inc., a Nevada corporation (the "Corporation"), do hereby certify:
                                I
          Pursuant to Section 78.390 of the Nevada Revised Statutes, the Articles of Incorporation of the Corporation shall be amended as follows:
          "Article IV-That the total authorized capital stock of this corporation shall be 30,000,000 shares having a par value of one mill ($0.001) per share."
                                II
          The foregoing amendment was adopted by Consent of the Board of Directors pursuant to Section 78.315 of the Nevada Revised Statutes, and by Consent of Majority Stockholders pursuant to Section 78.320 of the Nevada Revised Statutes.
                               III
          The number of common shares entitled to vote on the amendment was 2,468,351.
                                IV
          The number of common shares voted in favor of the amendment was 2,012,680, with none opposing and none abstaining.


                              /s/Joe K. Johnson, President

                              /s/Melinda Johnson, Secretary

STATE OF UTAH       )
                    )  ss
COUNTY OF SALT LAKE   )

          On the 27th day of January, 1998, personally appeared before me, a Notary Public, Joe Johnson, who acknowledged that he is the President of Cherokee Minerals & Oil, Inc., and that he is authorized to and did execute the above instrument.


                              /s/Sheryl A. Ross
                              NOTARY PUBLIC

     (Notary Seal)


STATE OF UTAH       )
                    )  ss
COUNTY OF SALT LAKE )

          On the 27th day of January, 1998, personally appeared before me, a Notary Public, Melinda Johnson, who acknowledged that she is the Secretary of Cherokee Minerals & Oil, Inc., and that she is authorized to and did execute the above instrument.


                              /s/Sheryl A. Ross
                              NOTARY PUBLIC

     (Notary Seal)